EXHIBIT 10-A

AMENDMENT TO THE

COLGATE-PALMOLIVE COMPANY

2005 EMPLOYEE STOCK OPTION PLAN

AMENDMENT, dated as of September 7, 2006 (this “Amendment”), to the Colgate-Palmolive Company (the “Company”) 2005 Employee Stock Option Plan (the “Plan”).

WHEREAS, the Plan currently provides that the exercise price of a stock option granted under the Plan shall not be less than the Fair Market Value of the Company’s common stock (the “Common Stock”) at the grant date of the option;

WHEREAS, the Plan currently provides that the Fair Market Value as of a given date shall equal the average of the highest and lowest reported sales price as of such date on the New York Stock Exchange Composite Tape or on any other national exchange on which the Common Stock is listed;

WHEREAS, subject to the other terms and conditions of the Plan, the Board of Directors of the Company (the “Board”) desires to change the Fair Market Value definition under the Plan to the closing stock price as reported on the New York Stock Exchange Composite Tape as of a given date in order to align the Company’s practices with recent rule changes made by the Securities and Exchange Commission; and

WHEREAS, to give effect to this change, the Board approved by unanimous written consent, dated as of the date hereof, to amend the “Fair Market Value” definition of the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 1(q) of the Plan is hereby amended to read in full as follows:

“(q) ‘Fair Market Value’ means, as of any given date, the price at which the Common Stock was last sold on such date as reported on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed. If there is no regular public trading market for the Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.”

2.	For the avoidance of doubt, this Amendment shall have no effect on the exercise price of Awards granted under the Plan prior to the date hereof.